UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

WRIT MEDIA GROUP, INC.

8200 Wilshire Blvd. Suite 200

Beverly Hills, CA 90211

310.461.3737

Delaware	333-156832	56-2646829
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2016 WRIT Media Group, Inc. acquired Pandora Venture Capital Corp, a Florida based company that develops digital currency, Blockchain technology, and digital currency trading software.

Pandora Venture Capital Corp. (“Pandora”) is a company that has developed an online platform which allows investors to trade digital currencies similar to a stock exchange. Pandora provides a digital currency software solution which combines trade exchanges, loyalty rewards and a payments support platform. Pandora is also developing an enterprise Blockchain platform that enables institutions to design, deploy, and operate financial networks that can power assets in various markets.

The Company acquired Pandora Venture Capital Corp through the issuance of 14,000,000 restricted shares of its Common Stock to the shareholders of Pandora, in exchange for all issued and outstanding shares of Pandora, making Pandora a wholly-owned subsidiary of WRIT Media Group, Inc.

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On June 20, 2016, WRIT Media Group, Inc. acquired all issued and outstanding shares of Pandora Venture Capital Corp., thereby making Pandora Venture Capital Corp a wholly-owned subsidiary of WRIT Media Group, Inc.

Financial statements of Pandora Venture Capital Corp required by Item 9.01(a) of Form 8-K are not being included with this filing, but will be filed not later than 60 calendar days from the date of the filing of this 8-K, in either an amendment to this 8-K or in our next 10-Q filing.

Similarly, pro forma financial information for the combined entity – consisting of the registrant and its new wholly-owned subsidiary Pandora Venture Capital Corp – as required by Item 9.01(b) of Form 8-K, are not being included with this filing, but will either be filed in an amendment to this 8-K not later than 60 calendar days from the date of the filing of this 8-K, or else unaudited financials for the combined entity as part of our Form 10-Q will be filed within 60 calendar days from the date of filing of this 8-K in lieu of the pro forma requirement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 21, 2016 the Board of Directors of WRIT Media Group, Inc. appointed Boris Nayflish as an independent director to serve on the Board. The appointment was effective as of June 20, 2016. The Board was not required to increase its size due to the existence of vacancies on the Board at the time of appointment. There is no arrangement or understanding between Mr. Nayflish and any other person pursuant to which Mr. Nayflish was selected as a director. The Board does not expect at this time that it will appoint Mr. Nayflish to any committees of the Board.

Mr. Nayflish has over 28 years of experience in information technology and logistics coupled with a technical background in telecommunications, insurance, shipping, printing and manufacturing industries. His experience includes complex systems integration in SAP, Oracle, BAAN, and variety of MS SQL based ERP systems. Mr. Nayflish operational experience includes analyzing current requirements and designing solutions with the aim of optimizing operational efficiency, explaining complex concepts in non-technical terms, and understanding the customer's perspective to bridge the gap between sales and development.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRITERS GROUP FILM CORP.

Dated: June 22, 2016	By:	/s/ Eric Mitchell
Eric Mitchell